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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE


     NTL INCORPORATED ANNOUNCES INTENTION TO UNDERTAKE PRIVATE PLACEMENT OF
      CONVERTIBLE SENIOR NOTES AT ITS NTL COMMUNICATIONS CORP. SUBSIDIARY


     New York, New York;  (May 8, 2001) - NTL  Incorporated  (NYSE:  NLI; Nasdaq
Europe: NTLI) announced that its wholly-owned subsidiary, NTL Communications Corp., intends to commence a private placement of Convertible Senior Notes Due 2008 (the "Convertible Notes"). The Convertible Notes will be convertible into NTL Incorporated common stock.

     NTL Communications Corp. intends to raise approximately $500 million of gross proceeds from the sale of the Convertible Notes, a portion of which will be used partially to fund the businesses' needs during the next three years.

     The Convertible Notes will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     Accordingly, the Convertible Notes will be offered and sold within the United States under Rule 144A only to "qualified institutional buyers".

                                  * * * * * * *


For more information contact:

In the US:

Investor Relations:
John F. Gregg, Senior Vice President - Chief Financial Officer
Bret Richter, Vice President - Corporate Finance and Development
Tamar Gerber, Investor Relations
Tel: (001) 212 906 8440, or via e-mail at investor_relations@ntli.com

The Abernathy MacGregor Group  - Winnie Lerner, (001) 212 371 5999

In the UK:

Media:
Alison Kirkwood, Media Relations, +44 (0)1256 752 662 / 07788 186154
Malcolm Padley, Media Relations, +44 (0)01256 753408 / 07788 978199

Buchanan Communications - Richard Oldworth, Mark Edwards or Jeremy Garcia
Tel: +44 (0)20 7466 5000

Investor Relations:
Virginia McMullan, +44 (0)207 909 2144, or via e-mail at investorrelations@ntl.com